Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

Cellu Tissue Corporation

* * * * *

1.     The name of the corporation is

Cellu Tissue Corporation

2.     The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     The total number of shares of stock which the corporation shall have authority to issue is one million five hundred eight thousand (l,508,000) of which stock one million five hundred thousand (1,500,000) shares of the par value of one cent ($.01) each, amounting in the aggregate to Fifteen Thousand Dollars ($15,000.00) shall be Common Stock and of which eight thousand (8,000) shares of the par value of one cent ($.01) each, amounting in the aggregate to Eighty Dollars ($80.00) shall be Series A Preferred Stock.

5A.  The name and mailing address                          as follows:

NAME	MAILING ADDRESS

D. A. Hampton	100 West Tenth Street Wilmington, Delaware 19801

S. M. Chapman	100 West Tenth Street, Wilmington, Delaware 19801

S. K. Zimmerman	100 West Tenth Street, Wilmington, Delaware 19801

5B.  The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Alonzo L. McDonald	44 E. Long Lake Road Bloomfield Hills, MI 48013

6.     The corporation is to have perpetual existence.

7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

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change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of February, 1984.

/s/ D. A. Hampton
D. A. Hampton

/s/ S. M. Chapman
S. M. Chapman

/s/ S. K. Zimmerman
S. K. Zimmerman

Certificate of Corrections Filed to Correct a Certain Error in the Certificate of Incorporation of CELLU TISSUE CORPORATION Filed in the office of the Secretary of State of Delaware on February 23, 1984, and Recorded in the office of the Recorder of Deeds for New Castle County, Delaware, on February 23, 1984

Cellu Tissue Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.     The name of the corporation is Cellu Tissue Corporation.

2.     That a Certificate of Incorporation was filed by the Secretary of State of Delaware on February 23, 1984 and recorded in the office of the Recorder of Deeds of New Castle County on February 23, 1984 and that said Certificate requires correction as permitted by subsection (F) of Section 103 of the General Corporation Law of the State of Delaware.

3.     The inaccuracy or defect of said Certificate was that Article 4 was incorrectly set forth.  The last sentence of said Article was omitted.

4.     Article 4 of the Certificate is corrected to read as follows:

“4.   The total number of shares of stock which the corporation shall have authority to issue is one million five hundred eight thousand (l,508,000) of which stock one million five hundred thousand (1,500,000) shares of the par value of one cent ($.01) each, amounting in the aggregate to Fifteen Thousand Dollars ($15,000.00) shall be Common Stock and of which eight thousand (8,000) shares of the par value of one cent ($.01) each, amounting in the aggregate to Eighty Dollars ($80.00) shall be Series A Preferred Stock.  The board of directors is expressly authorized to determine the voting powers and designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in respect of the Series A Preferred Stock.”

IN WITNESS WHEREOF, said Cellu Tissue Corporation has caused this Certificate to be signed by Alonzo L. McDonald, its sole director, this 13th day of March, 1984.

Alonzo L. McDonald

/s/ Alonzo L. McDonald

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE CORPORATION

*****

CELLU TISSUE CORPORATION a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:   that all four (4) directors and the sole shareholder, of said corporation, by unanimous written consent dated May 18, 1992, filed with the minutes of the Board, authorized and adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED that, Article 4 of the original Certificate of Incorporation dated February 23, 1984, and filed with the Secretary of State of Delaware on the same date, and as said original Article 4 was corrected by a Certificate of Correction dated March 13, 1984 and filed with the Secretary of State of Delaware on March 15, 1984, and further as such corrected Article 4 of the Corporation’s Certificate of Incorporation was further modified by a Certificate of Retirement and Prohibition of Reissuance dated December 30, 1986 and filed with the Secretary of State of Delaware on February 26, 1987, are, and all of them are revoked, and instead, all of such shall be replaced with a new Article 4 of the Corporation’s Certificate of Incorporation which is and reads as follows:

“4.    The total number of shares of stock which the Corporation shall have authority to issue is One Million Five Hundred Ten Thousand (1,510,000) of which stock One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Fifteen Thousand Dollars ($15,000) shall be Common Stock and of which Ten Thousand (10,000) of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Dollars ($100) shall be Series A Preferred Stock. The Board of Directors is expressly authorized to determine the voting powers and designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in respect of the Series A Preferred Stock.”

SECOND:    that the aforesaid amendment was authorized and adopted by unanimous written consent of all four (4) directors and the sole shareholder dated May 18, 1992, in accordance with the applicable provisions of Sections 242 and 14l(f) of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said CELLU TISSUE CORPORATION has caused this certificate to be signed by Dennis M. McCormick, its President and attested by Douglas W. Brandrup, its Secretary, this 12th day of June 1992.

CELLU TISSUE CORPORATION

		By:	/s/ Dennis M. McCormick
Dennis M. McCormick,
President

Attest:

By:	/s/ Douglas W. Brandrup
Douglas W. Brandrup,
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE CORPORATION

Cellu Tissue Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation Law”), hereby certifies as follows:

FIRST:    That at a meeting duly called and held of the Board of Directors of the Corporation, resolutions were duly authorized and adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and the sole shareholder of the Corporation duly waived notice of such meeting under the applicable provisions of the Corporation Law, for consideration of the aforesaid amendment.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article 4 of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“4.   The total number of shares of stock which the corporation shall have authority to issue is One Hundred and Ten Thousand (110,000).  Ten Thousand (10,000) of such shares shall be common stock and One Hundred Thousand (100,000) of such shares shall be preferred stock.  The par value of such common stock shall be One Cent ($.01) per share.  The par value of Seventy Thousand (70,000) shares of such preferred stock, which is designated Senior Redeemable Exchangeable Preferred Stock by the Board of Directors, shall be One Hundred Dollars ($100) per share.  The par value of all other preferred stock shall be One Cent ($.01) per share.  The Board of Directors is expressly authorized to determine the voting powers and designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in respect of the Preferred Stock.”

SECOND:   That thereafter, pursuant to the unanimous written consent of the sole shareholder of the Corporation in accordance with the applicable provisions of the Corporation Law, the sole shareholder of the Corporation consented to the aforesaid amendment.

THIRD:       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Corporation Law.

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IN WITNESS WHEREOF, said Cellu Tissue Corporation has caused this Certificate to be signed by Edward F. Foots, its President, and attested by Hugo Vivero, its Vice President, this 17th day of May, 1996.

CELLU TISSUE CORPORATION

		By:	/s/ Edward F. Foots
Name: Edward F. Foots
Title: President

Attest:

By:	/s/ Hugo Vivero
Name: Hugo Vivero
Title: Vice President

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

CELLU TISSUE CORPORATION

The Board of Directors of:

CELLU TISSUE CORPORATION

a Corporation of the State of Delaware, on this 25th day of August, A.D. 1995, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

CELLU TISSUE CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Dennis McCormick, this twenty-fifth day of August A.D. 1995.

/s/ Dennis McCormick
Authorized officer

CELLU TISSUE CORPORATION

CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE
DELAWARE GENERAL CORPORATION LAW

1.       The name of the corporation is Cellu Tissue Corporation.

2.       The date on which the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is February 23, 1984.

3.       The name of the limited liability company into which the corporation is hereby being converted is Cellu Tissue LLC.

4.       The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

5.       The effective time and date of this Certificate of Conversion shall be as of 6:59 a.m. EST on March 1, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 28th day of February, 2003.

CELLU TISSUE CORPORATION

By:	/s/ Hugo E. Vivero
Name:	Hugo E. Vivero
Title:	Senior Vice President Finance & Chief Financial Officer

CERTIFICATE OF FORMATION

OF

CELLU TISSUE LLC

1.             The name of the limited liability company is Cellu Tissue LLC (the “Company”).

2.             The name of the Company’s registered agent is Corporation Service Company.  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808.

3.             The filing of this Certificate of Formation shall be effective asof 6:59 a.m. EST on March 1, 2003 upon the conversion of Cellu Tissue Corporation into the Company effected by the filing with the Secretary of the State of Delaware of a Certificate of Conversion and this Certificate of Formation (the “Conversion”).

4.             It is intended that the Conversion effect a complete liquidation of Cellu Tissue Corporation into Cellu Tissue Holdings, Inc. within the meaning of Sections 332, 334(b)(l) and 337(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of applicable state laws (and any successor provisions) pursuant to a plan of complete liquidation duly adopted by the sole shareholder and board of directors of Cellu Tissue Corporation.

5.             It is intended that, in accordance with Treasury Regulations Sections 301.7701-2 and 301.7701-3 and corresponding provisions of applicable state tax laws (and any successor provisions), the Company be disregarded as an entity separate from Cellu Tissue Holdings, Inc., its sole member, for all income and franchise tax purposes.

IN WITNESS WHEREOF, the undersigned authorized person, being the sole shareholder of Cellu Tissue LLC as of the date hereof and the sole member of the Company effective as of the Conversion, has executed this Certificate of Formation as of this 28th day of February, 2003,

Cellu Tissue LLC

By:	/s/ Hugo E. Vivero
Name:	Hugo E. Vivero
Title:	Authorized Person